                                                                   EXHIBIT 10.8

                              EMPLOYMENT AGREEMENT

         EMPLOYMENT AGREEMENT ("Agreement") by and between SEPCO INDUSTRIES, INC., a Texas corporation (the "Company") and DAVID R. LITTLE (the "Employee"), dated effective as of the 15th day of July, 1996.

         Employee and Company desire to have Employee continue employment with Company.

         Employee and Company desire to set forth the terms and conditions of Employee's employment with Company.

                                   AGREEMENTS

         1. Employment Period. The Company hereby agrees to continue the Employee in its employ as Chief Executive Officer, and the Employee hereby agrees to remain in the employ of the Company for the period commencing on the date hereof ("Effective Date") and ending on the third anniversary of such date (the "Employment Period"). Unless this Agreement is terminated, on the first annual anniversary date hereof and on each annual anniversary of such date (such date and each annual anniversary thereafter shall be hereinafter referred to as the "Renewal Date"), the Employment Period shall be automatically extended so as to terminate three (3) years from such Renewal Date. Notwithstanding the foregoing, the Renewal Date shall not extend beyond the date of the 70th birthday of Employee or such later retirement date as determined by the Board of Directors ("Retirement Date").

         2.      Terms of Employment.

         (a) Position and Duties. During the Employment Period, the Employee's position (including status, offices, titles and reporting requirements), authority, duties and responsibilities shall remain commensurate in all material respects with those held, exercised and assigned as of the Effective Date and the Employee's services shall be performed at Employer's current location at 6500 Brittmoore, Houston, Harris County, Texas or only at any other office or location of Company within thirty (30) miles of said current location.

         During the Employment Period, and excluding any periods of vacation and sick leave to which the Employee is entitled, the Employee agrees to serve in said capacity and to perform diligently and to the best of Employee's abilities the responsibilities assigned to the Employee hereunder and to perform faithfully and efficiently such responsibilities. Further, Employee shall serve, when elected, as a director of the Company and as a director or officer of any subsidiary of Company and as a member of any committee of any such Board of Directors to which he may be appointed, and Employee shall perform such other duties commensurate with his office as the Board of Directors may from time to time assign. During the Employment Period it shall not be a violation of this Agreement for the Employee to (i) serve on corporate, civic or charitable boards or committees, (ii) deliver lectures and fulfill speaking engagements or (iii) manage personal investments for so long as such activities do not materially interfere with the performance of the Employee's responsibilities in accordance with this Agreement. It is expressly understood and agreed that to the extent that any such activities have been conducted by the Employee prior to the Effective Date, the continued conduct of such activities (or the conduct of activities similar in nature and scope thereto) subsequent to the Effective Date shall not thereafter be deemed to interfere with the performance of the Employee's responsibilities to the Company.

         (b)     Compensation.

         (i) Base Salary. During the Employment Period, the Employee shall receive an annual base salary ("Base Salary") of TWO HUNDRED SIXTY THOUSAND AND NO/100 DOLLARS ($260,000.00), which shall be payable in equal bi-monthly installments. The Base Salary shall be reviewed at least annually and shall be increased at such time and at any time and from time to time as shall be substantially consistent with previous actions regarding increases in base salary awarded to





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Employee.  Any increase in Base Salary shall not serve to limit or reduce any other obligation to the Employee under this Agreement. Base Salary shall never be reduced.

         (ii) Monthly Bonus. In addition to Base Salary, the Employee shall be awarded each month during the Employment Period, an monthly bonus ("Monthly Bonus") in cash equal to three percent (3%) of the profit before tax of the Company as shown on the books and records of the Company at the end of each month.

         (iii) Incentive, Savings and Retirement Plans. In addition to Base Salary and Monthly Bonus, the Employee shall be entitled to participate during the Employment Period in all incentive, savings and retirement plans, practices, policies and programs applicable to other key employees of the Company. Such plans, practices, policies and programs, in the aggregate, shall provide the Employee with compensation, benefits and reward opportunities at least as favorable as those in effect as of the Effective Date.

         (iv) Welfare Benefit Plans. During the Employment Period, the Employee and/or the Employee's family, as the case may be, shall be eligible for participation in and shall receive all benefits under welfare benefit plans, practices, policies and programs provided by the Company to other key employees, including, without limitation, medical, prescription, dental, disability, salary continuance, employee life, group life, accidental death and travel accident insurance plans and programs.

         (v) Expenses. During the Employment Period, the Employee shall be entitled to receive prompt reimbursement for all reasonable expenses incurred by the Employee in accordance with the policies, practices and procedures of the Company in effect, as of the Effective Date, for Employee.

         (vi) Fringe Benefits. During the Employment Period, the Employee shall be entitled to fringe benefits, including use of two automobiles in furtherance of Employee's position and duties and payment of related expenses and payment of any professional dues and dues for social club memberships, in





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accordance with the plans, practices, programs and policies of the Company in effect, as of the Effective Date, for Employee.

         (vii) Office and Support Staff. During the Employment Period, the Employee shall be entitled to an office or offices of a size and with furnishings and other appointments, and to secretarial and other assistance, at least equal to that provided to the Employee by the Company as of the Effective Date.

         (viii) Vacation. During the Employment Period, the Employee shall be entitled to paid vacation of three (3) weeks in accordance with the plans, policies, programs and practices of the Company in effect as of the Effective Date for Employee.

         3.      Termination.

         (a) Provision for. This Agreement may be terminated by Company or Employee only in accordance with the terms of Sections 3, 4 and 5 hereof.

         (b) Notice of Termination. Any termination by the Company or by the Employee shall be communicated by Notice of Termination to the other party hereto given in accordance with the notice provisions contained in this Agreement. For purposes of this Agreement, a "Notice of Termination" means a written notice which specifies the termination date.

         (c) Date of Termination. "Date of Termination" means the date of receipt of the Notice of Termination or any later date specified therein, as the case may be; provided, however, that (i) if the Employee's employment is terminated by the Company, the Date of Termination shall be the date on which the Company notifies the Employee of such termination except for termination for "Good Cause" (as hereinafter defined) (ii) if the Employee's employment is terminated by reason of death or retirement, the Date shall be the date of death or date of retirement of the Employee, and (iii) if the Employee's employment is terminated by reason of Good Cause the Date shall be the date of the conviction, adjudication or judgment by the court of competent jurisdiction.





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         4.      Obligation of the Company upon Termination (Except Death or
"Good Cause"). If after the date of the Agreement, the Company shall breach any agreement providing for or respecting the employment of the Employee or if during the Employment Period, the Company shall terminate the Employee's employment for any reason other than for Death, Retirement or Good Cause, or if during the Employment Period, the Employee shall terminate his Employment for "Good Reason" (defined hereinbelow) then the Company shall pay or cause to be paid to the Employee in a cash lump sum within 30 days after the Date of Termination the aggregate of the following amounts:

                 A. the Employee's Current Base Annual Salary for the remainder of the Employment Period; and

                 B. an amount equal to the sum of the most recent twelve months of Monthly Bonuses paid to the Employee, (the "Recent Bonus"); and

                 C. the product of two (2) times the sum of the current annual Base Salary plus the Recent Bonus; and

                 D. in the case of compensation previously deferred by the Employee, all amounts previously deferred (together with any accrued interest hereon) and not yet paid by the Company, and any accrued vacation pay not yet paid by the Company; and

                 E. for the remainder of the Employment Period, or such longer period as any plan, program, practice or policy may provide, the Company shall continue benefits to the Employee and/or the Employee's family at least equal to those which would have been provided to them in accordance with the plans, programs, practices and policies described in Section 2(b)(iv) and (vi) of this Agreement if the Employee's employment had not been terminated, including health insurance and life insurance, in accordance with the plans, practices, programs or policies of the Company in effect prior to the Termination Date, and for purposes of eligibility for retiree benefits pursuant to such plans, practices, programs and policies, the Employee shall be





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         considered to have remained employed until the end of the Employment
         Period and to have retired on the last day of such period.

         For purposes of this Agreement, "Good Reason" means:

         (i) if there is a change in the nature or scope of functions, powers, authorities, duties or responsibilities as set forth in Section 2(a) of this Agreement, which change is not remedied by the Company within thirty (30) days after receipt of notice thereof given by the Employee;

         (ii) any failure by the Company to comply with any of the provisions of Section 2(b) of this Agreement, which is not remedied by the Company within thirty (30) days after receipt of notice thereof given by the Employee;

         (iii) the Company's requiring the Employee to be based at any office or location other than that described in Section 2(a) hereof, except for travel reasonably required in the performance of the Employee's responsibilities;

         (iv) any purported termination by the Company of the Employee's employment except for "Good Cause" (hereinafter defined) or Death; or

         (v) any failure by the Company to comply with and satisfy Section 11 of this Agreement.

         5.     Obligation of the Company Upon Retirement, Death or "Good
Cause".

         If the Employee's employment is terminated by reason of Employee's retirement, death or "Good Cause" (hereinafter defined), this Agreement shall terminate without further obligations to Employee or the Employee's legal representatives, except as set out in this Section and under this Agreement as it does not conflict with this Section, including those obligations accrued or earned and vested (if applicable) by the Employee as of the Date of Termination, and including (i) the Employee's full Base Salary through the Date of Termination, (ii) the Monthly Bonuses required to be paid to the Employee up to and including the month within which the Date of Termination occurs and
(iii) any compensation previously





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deferred by the Employee (together with any accrued interest thereon) and not yet paid by the Company and any accrued vacation pay not yet paid by the Company (such amounts specified in clauses (i), (ii) and (iii) above are hereinafter referred to as "Accrued Obligations"). All such Accrued Obligations shall be paid to Employee or to Employee's estate or beneficiary, as applicable, in a cash lump sum within thirty (30) days of the Date of Termination. Anything in this Agreement to the contrary notwithstanding, the Employee's family in the event of Employee's death shall be entitled to continue to receive the benefits provided by the Company to surviving families of key employees of the Company and Employee's Base Salary payable in equal bi-monthly installments for a period of twenty-four (24) months after the month in which Employee dies.

         For purposes of this Agreement, "Good Cause" means:

         (i) Employee has been convicted of a felony by a court of competent jurisdiction and such conviction is no longer subject to direct appeal.

         (ii) Employee has been adjudicated by a court of competent jurisdiction to be mentally, physically and/or emotionally incapacitated so as to render him incapable of performing his required duties and services, and such adjudication is no longer subject to direct appeal.

         (iii) A court of competent jurisdiction has rendered a judgment that Employee has committed acts of fraud, theft or willful malfeasance that has materially damaged the Company and such determination is no longer subject to direct appeal.

         6. Non-exclusivity of Rights. Nothing in this Agreement shall prevent or limit the Employee's continuing or future participation in any benefit, bonus, incentive or other plans, programs, policies or practices, provided by the Company and for which the Employee may qualify, nor shall anything herein limit or otherwise affect such rights as the Employee may have under any stock option or warrant or other agreements with the Company. Amounts which are vested benefits or which the Employee is otherwise entitled to receive under any plan, policy, practice or program of the Company





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at or subsequent to the Date of Termination shall be payable in accordance with such plan, policy, practice or program.


         7. Full Settlement. The Company's obligation to make or cause to be made the payments provided for in this Agreement and otherwise to perform its obligations hereunder shall not be affected by any set-off, counterclaim, recoupment, defense or other claim, right or action which the Company may have against the Employee or others. In no event shall the Employee be obligated to seek other employment or take any other action by way of mitigation of the amounts payable to the Employee under any of the provisions of this Agreement. The Company agrees to pay, or cause to be paid, to the full extent permitted by law, all legal fees and expenses which the Employee may reasonably incur as a result of any contest (regardless of the outcome thereof) by the Company or others of the validity or enforceability of, or liability under, any provision of this Agreement or any guarantee of performance thereof, plus in each case interest at the applicable Federal rate provided for in Section 7872(f)(2) of the Code.

         8.      Certain Additional Payments by the Company.

         (a) Anything in this Agreement to the contrary notwithstanding, in the event it shall be determined that any payment or distribution by the Company to or for the benefit of the Employee, whether paid or payable or distributed or distributable pursuant to the terms of this Agreement or otherwise (a "Payment"), would be subject to the excise tax imposed by Section 4999 of the Internal Revenue Code of 1986, as amended (the "Code") or any interest or penalties with respect to such excise tax (such excise tax, together with any such interest and penalties, are hereinafter collectively referred to as the "Excise Tax"), then the Employee shall be entitled to receive an additional payment (a "Gross-Up Payment") in an amount such that after payment by the Employee of all taxes (including any interest or penalties imposed with respect to such taxes), including any Excise Tax, imposed upon the Gross-Up Payment equal to the Excise Tax imposed upon the Payments.





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         (b)  Subject to the provisions of Section 8(c), all determinations required to be made under this Section 8, including whether a Gross-Up Payment is required and the amount of such Gross-Up Payment, shall be made by the accounting firm preparing the Company's tax return or, if such firm is not reasonably available, such other firm of similar national recognition mutually acceptable to the Company and the Employee (the "Accounting Firm") which shall provide detailed supporting calculations both to the Company and the Employee within 15 business days of the Date of Termination, if applicable, or such earlier time as is requested by the Company. The initial Gross-Up Payment, if any, as determined pursuant to this Section 8(b), shall be paid to the Employee within 5 days of the receipt of the Accounting Firm's determination. If the Accounting Firm determines that no Excise Tax is payable to the Employee, it shall furnish the Employee with an opinion that he has substantial authority not to report any Excise Tax on his federal income tax return. Any determination by the Accounting Firm shall be binding upon the Company and the Employee. As a result of the uncertainty in the application of Section 4999 of the Code at the time of the initial determination by the Accounting Firm hereunder, it is possible that the Gross-Up Payments which will not have been made by the Company should have been made ("Underpayment"), consistent with the calculations required to be made hereunder. In the event that the Company exhausts its remedies pursuant to Section 8(c) and the Employee thereafter is required to make a payment of any Excise Tax, the Accounting Firm shall determine the amount of the Underpayment that has occurred and any such Underpayment (together with any penalties and interest) shall be promptly paid by the Company to or for the benefit of the Employee.

         (c) The Employee shall notify the Company in writing of any claim by the Internal Revenue Service that, if successful, would require the payment by the Company of the Gross-Up Payment. Such notification shall be given as soon as practicable but no later than ten business days after the Employee knows of such claim and shall apprise the Company of the nature of such claims and the date on which such claim is requested to be paid. The Employee shall not pay such claim prior to the expiration of the





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thirty-day period following the date on which the Employee gives such notice to the Company (or such shorter period ending on the date that any payment of taxes with respect to such claim is due). If the Company notifies the Employee in writing prior to the expiration of such period that it desires to contest such claim, the Employee shall:

         (i) give the Company any information reasonably requested by the Company relating to such claim;

         (ii) take such action in connection with contesting such claim as the Company shall reasonably request in writing from time to time, including, without limitation, accepting legal representation with respect to such claim by an attorney reasonably selected by the Company;

         (iii) cooperate with the Company in good faith in order effectively to contest such claim;

         (iv) permit the Company to participate in any proceedings relating to such claim;

provided, however, that the Company shall bear and pay directly all costs and expenses (including attorney fees and any additional interest and penalties) incurred in connection with such contest and shall indemnify and hold the Employee harmless, on an after-tax basis, for any Excise Tax or income tax, including interest and penalties with respect thereto, imposed as a result of such representation and payment of costs and expenses. Without limitation of the foregoing provisions of this Section (8)(c), the Company shall control all proceedings taken in connection with such contest and, at its sole option, may pursue or forego any and all administrative appeals, proceedings, hearings and conferences with the taxing authority in respect to such claim and may, at its sole option, either direct the Employee to pay the tax claimed and sue for a refund or contest the claim in any permissible manner, and the Employee agrees to prosecute such contest to a determination before any administrative tribunal, in a court of initial jurisdiction and in one or more appellate courts, as the Company shall determine; provided, however, that if the Company directs the Employee to pay such claim and sue for a refund, the Company shall advance the amount of such payment to the Employee, on an interest-free basis and shall indemnify and





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hold the Employee harmless, on an after-tax basis, from any Excise Tax or income tax, including interest or penalties with respect thereto, imposed with respect to such advance or with respect to any imputed income with respect to such advance; and further provided that any extension of the statute of limitations relating to payment of taxes for the taxable year of the Employee with respect to which such contested amount is claimed to be due is limited solely to such contested amount. Furthermore, the Company's control of the contest shall be limited to issues with respect to which a Gross-Up Payment would be payable hereunder and the Employee shall be entitled to settle or contest, as the case may be, any other issue raised by the Internal Revenue Service, or any other authority.

         (d) If, after the receipt by the Employee of an amount advanced by the Company pursuant to Section 8(c), the Employee become entitled to receive any refund with respect to such claim, the Employee shall (subject to the Company's complying with the requirements of Section 8(c), promptly pay to the Company the amount of such refund (together with any interest paid or credited thereon after taxes applicable thereto). If, after the receipt by the Employee of an amount advanced by the Company pursuant to Section 8(c), a determination is made that the Employee shall not be entitled to any refund with respect to such claims and the Company does not notify the Employee in writing of its intent to contest such denial of refund prior to the expiration of thirty days after such determination, then such advance shall be forgiven and shall not be required to be repaid and the amount of such advance shall offset, to the extent thereof, the amount of Gross-Up Payment required to be paid.

         9. Protective Covenants. The Employee recognizes that his employment by the Company is one of the highest trust and confidence because
(i) the Employee will become fully familiar with all aspects of the Company's business during the period of his employment with the Company, (ii) certain information of which the Employee will gain knowledge during his employment is proprietary and confidential information which is special and peculiar value to the Company, and (iii) if any such proprietary and confidential information were imparted to or became known by any person, including





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the Employee, engaging in a business in competition with that of the Company, hardship, loss or irreparable injury and damage could result to the Company, the measurement of which would be difficult if not impossible to ascertain.
The Employee acknowledges that the Company has developed unique skills, concepts, designs, marketing programs, marketing strategy, business practices, methods of operation, trademarks, licenses, hiring and training methods, financial and other confidential and proprietary information concerning its operations and expansion plans ("Trade Secrets"). Therefore, the Employee agrees that it is necessary for the Company to protect its business from such damage, and the Employee further agrees that the following covenants constitute a reasonable and appropriate means, consistent with the best interest of both the Employee and the Company, to protect the Company against such damage and shall apply to and be binding upon the Employee as provided herein:

         (a) Trade Secrets. The Employee recognizes that his position with the Company is one of the highest trust and confidence by reason by of the Employee's access to and contact with certain Trade Secrets of the Company.
The Employee agrees and covenants to use his best efforts and exercise utmost diligence to protect and safeguard the Trade Secrets of the Company. The Employee further agrees and covenants that, except as may be required by the Company in connection with this Agreement, or with the prior written consent of the Company, the Employee shall not, either during the term of this Agreement or thereafter, directly or indirectly, use for the Employee's own benefit or for the benefit of another, or disclose, disseminate, or distribute to another, any Trade Secret (whether or not acquired, learned, obtained, or developed by the Employee alone or in conjunction with others) of the Company or of others with whom the Company has a business relationship. All memoranda, notes, records, drawings, documents, or other writings whatsoever made, compiled, acquired, or received by the Employee during the term of this Agreement, arising out of, in connection with, or related to any activity or business of the Company, including, but not limited to, the Company's operations, the marketing of the Company's products, the Company's customers, suppliers, or others with whom the Company has





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a business relationship, the Company's arrangements with such parties, and the
Company's pricing and expansion policies and strategy, are, and shall continue to be, the sole and exclusive property of the Company, and shall, together with all copies thereof and all advertising literature, be returned and delivered to the Company by the Employee immediately, without demand, upon the termination of this Agreement, or at any time upon the Company's demand.

         (b) Restriction on Soliciting Employees of the Company. The Employee covenants that for a period of twelve (12) months following the termination of this Agreement, he will not, either directly or indirectly, call on, solicit, or take away, or attempt to call on, solicit or take away any of the employees of the Company, either for himself or for any other person, firm, corporation or other entity.

         (c) Covenant Not to Compete. The Employee hereby covenants and agrees that for a period of twenty-four (24) months following the termination of this Agreement, he will not directly or indirectly, either as an employee, employer, consultant, agent, principal, partner, shareholder (other than through ownership of publicly-traded capital stock of a corporation which represents less than five percent (5%) (of the outstanding capital stock of such corporation), corporate officer, director, investor, financier or in any other individual or representative capacity, engage or participate in any business competitive with the Company within Texas, Oklahoma or Louisiana.

         (d) Survival of Covenants. Each covenant of the Employee set forth in this Section 9 shall survive the termination of this Agreement and shall be construed as an agreement independent of any other provision of this Agreement, and the existence of any claim or cause of action of the Employee against the Company whether predicated on this Agreement or otherwise shall not constitute a defense to the enforcement by the Company of said covenant.

         (e) Remedies. In the event of breach or threatened breach by the Employee of any provision of this Section 9, the Company shall be entitled to relief by temporary restraining order, temporary injunction, or permanent injunction or otherwise, in addition to other legal and equitable relief to which





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it may be entitled, including any and all monetary damages which the Company may incur as a result of said breach, violation or threatened breach or violation. The Company may pursue any remedy available to it concurrently or consecutively in any order as to any breach, violation, or threatened breach or violation, and the pursuit of one of such remedies at any time will not be deemed an election of remedies or waiver of the right to pursue any other of such remedies as to such breach, violation, or threatened breach or violation, or as to any other breach, violation, or threatened breach or violation.

         The Employee hereby acknowledges that the Employee's agreement to be bound by the protective covenants set forth in this Section 9 was a material inducement for the Company entering into this Agreement and agreeing to pay the Employee the compensation and benefits set forth herein.

         10. Assignment and Binding Effect. This Agreement is personal to the Employee and without the prior written consent of the Company shall not be assignable by the Employee otherwise than by will or the laws of descent and distribution. This Agreement shall be binding upon and shall inure to the benefit of and be enforceable by each party hereto and each party's respective successors, heirs, assigns and legal representatives.

         11. Successor. The Company shall require any successor (whether direct or indirect, by purchase, merger, consolidation, or otherwise) to all or substantially all of the business and/or assets of the Company to assume expressly and agree to perform this Agreement in the same manner and to the same extent that the Company would be required to perform it if no such succession had taken place. As used in this Agreement, "Company" shall mean the Company as hereinbefore defined and any successor to its business and/or assets.

         12. Law Governing. This Agreement shall be governed by and construed in accordance with the laws of the State of Texas without reference to principles of conflict of laws. This Agreement was executed in Houston, Harris County, Texas and at least partial performance of this Agreement will be made in such place.





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
         13. Notices. All notices and other communications hereunder shall be in writing and shall be personally given by hand delivery to the other party or sent by registered or certified mail, return receipt requested, postage prepaid, addressed as follows:





         If to the Employee:      David R. Little
                                  427 Thamer
                                  Houston, Texas  77024



         If to the Company:       Sepco Industries, Inc.
                                  6500 Brittmoore
                                  Houston, Texas  77041
                                  Attention: Senior Vice President/Finance


or to such other address as either party shall have furnished to the other in writing in accordance herewith. Notice and communications shall be effective when actually received by the addressee, or if mailed, on the seventh day following the day on which it was deposited in the United States mail.

         14. Severability. If any provision of this Agreement is held to be illegal, invalid, or unenforceable under present or future laws effective during the term hereof, such provision shall be fully severable and this Agreement and each separate provision hereof shall be construed and enforced as if such illegal, invalid, or unenforceable provision had never comprised a part of this Agreement, and the remaining provisions of this Agreement shall remain in full force and effect and shall not be affected by the illegal, invalid, or unenforceable provision or by its severance from this Agreement.

         15. Headings. The headings of the paragraph of this Agreement have been inserted for convenience of reference only and shall not be construed or interpreted to restrict or modify any of the terms or provisions hereof.

         16. Remedies. With respect to each and every breach, violation, or threatened breach or violation by Employee or Company of any of the covenants set forth herein, Company and Employee, in addition to all other remedies available at law or in equity, including specific performance of the





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
provisions hereof, shall be entitled to enjoin the commencement or continuance thereof and may apply for entry of an injunction.

         17. No Waiver. The failure to enforce at any time any of the provisions of this Agreement or to require at any time performance by the other party of any of the provisions hereof shall in no way be construed to be a waiver of such provisions or to affect the validity of this Agreement, or any part hereof, or the right of either party thereafter to enforce each and every such provision of this Agreement in accordance with the terms of this Agreement.

         18.     Entire Agreement.

         (a) This Agreement embodies the entire agreement and understanding between the parties hereto with respect to the subject matter hereof and supersedes all prior agreements and understandings, whether written or oral, relating to the subject matter hereof, unless expressly provided otherwise herein and except for (1) all rights of Employee under any other existing employee benefit plans established and adopted for employees of Company in general, (2) all rights of Employee to indemnity under all indemnification provided by Company or any third parties and (3) other similar arrangements of Company and all agreements with respect to the foregoing.

         (b) No amendment or modification of this Agreement, unless expressly provided otherwise herein, shall be valid unless made in writing and signed by each of the parties whose rights, duties, or obligations hereunder would in any way be affected by any amendment or modification.

         (c) No representations, inducements, or agreements have been made to induce either Employee or Company to enter into this Agreement which are not expressly set forth herein. This Agreement is the sole source of rights and duties as between Company and Employee relating to the subject matter of this Agreement, except as expressly provided herein.

         IN WITNESS WHEREOF, the Employee has hereunto set his hand and, pursuant to the authorization from its Board of Directors, the Company has caused these presents to be executed in its name on its behalf, all as of the day and year first above written.

                                EMPLOYEE:


                                /s/  DAVID R. LITTLE
                                -----------------------------------------------
                                DAVID R. LITTLE





                                COMPANY:

                                SEPCO INDUSTRIES, INC., a Texas Corporation


                                By:  /s/  DAVID R. LITTLE
                                   --------------------------------------------
                                   Printed Name:   David R. Little
                                                -------------------------------
                                   Title:   Chairman & CEO
                                         --------------------------------------

                       AMENDMENT TO EMPLOYMENT AGREEMENT

     WHEREAS, on July 15, 1996, SEPCO INDUSTRIES, INC., a Texas corporation ("the Company") and DAVID R. LITTLE (the "Executive") entered into that one certain Employment Agreement (the "Agreement");

     WHEREAS, the Company and the Executive desire to amend said Employment Agreement pursuant to the provisions hereof.

     NOW, THEREFORE, in consideration of the covenants, and agreements set out below, the parties agree as follows:

     1. All terms defined in the Agreement, which are used in this First Amendment, shall have the same meaning as set forth in the Agreement except as specifically changed or modified hereby.

     2. The Company has become a wholly owned subsidiary of DXP Enterprises, Inc., a Texas corporation ("DXP"). Therefore the Company shall, for the purposes of the Agreement, be DXP.

     3. Section 1 is hereby amended by adding the following as the last sentence.

        "Notwithstanding anything herein to the contrary, this Agreement shall terminate June 30, 1998, if the Company and Executive execute a new Employment Agreement before that date. If a new Employment Agreement is not executed before June 30, 1998, then this Agreement shall terminate June 30, 2001."

     4. Series 2(b)(ii) of the Agreement is hereby amended by adding the following as the last sentence:

        "Notwithstanding the foregoing, the annual total of the monthly bonus shall not exceed twice the annual Base Salary."

                               Page 1 of 2 Pages

5. Except as herein amended and modified, the Agreement shall remain in full force and effect.

EXECUTED effective the 21st day of May, 1998.


                                             DXP ENTERPRISES, INC.


                                             By: /s/ GARY A. ALLCORN
                                                 -------------------------------
                                                 GARY A. ALLCORN
                                                 Senior Vice President/CFO


                                             /s/ DAVID R. LITTLE
                                             -------------------------------
                                             DAVID R. LITTLE



                               Page 2 of 2 Pages